Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the RBC Bearings Incorporated 2021 Long-Term Equity Incentive Plan, of our reports dated May 26, 2022, with respect to the consolidated financial statements of RBC Bearings Incorporated and the effectiveness of internal control over financial reporting of RBC Bearings Incorporated included in its Annual Report (Form 10-K) for the year ended April 2, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

June 8, 2022